UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2016

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 23, 2016, Plug Power Inc., a Delaware corporation (the “Company”), and its subsidiaries Emerging Power Inc., a Delaware corporation (“Emerging”), and Emergent Power Inc., a Delaware corporation (“Emergent”), entered into a loan and security agreement (the “Loan Agreement”) with NY Green Bank, a Division of the New York State Energy Research & Development Authority (“Lender”), pursuant to which Lender agreed to make available to the Company a secured term loan facility in the amount of $25 million (the “Term Loan Facility”), subject to certain terms and conditions.  The Company borrowed $25 million under the Loan Agreement on the date of closing.

Advances under the Term Loan Facility bear interest at a rate equal to the sum of (i) the LIBOR rate for the applicable interest period, plus (ii) the credit default swap index coupon for the applicable interest period, plus (iii) 6.00% per annum.  The Loan Agreement includes covenants, limitations, and events of default customary for similar facilities.   The term of the Loan Agreement is three years, with a maturity date of December 23, 2019 (the “Maturity Date”).

Interest and a portion of the principal amount is payable on a quarterly basis and the entire then outstanding principal balance of the Term Loan Facility, together with all accrued and unpaid interest, is due and payable on the Maturity Date.  On the Maturity Date, the Company may also be required to pay the Lender additional fees of up to $1.0 million if the Company is unable to meet certain goals related to the deployment of fuel cell systems in the State of New York and increasing the Company’s number of full-time employees in the State of New York.

All obligations under the Loan Agreement are unconditionally guaranteed by Emerging and Emergent.  The Term Loan Facility is secured by substantially all of the Company’s and the guarantors’ assets, including, among other assets, all intellectual property, all securities in domestic subsidiaries and 65% of the securities in foreign subsidiaries, subject to certain exceptions and exclusions.

The Loan Agreement contains customary covenants for transactions of this type and other covenants agreed to by the parties, including, among others, (i) the provision of annual and quarterly financial statements, management rights and insurance policies and (ii) restrictions on incurring debt, granting liens, making acquisitions, making loans, paying dividends, dissolving, and entering into leases and asset sales.  The Loan Agreement also provides for customary events of default, including, among others, payment, bankruptcy, covenant, representation and warranty, change of control, judgment and material adverse effect defaults.

The Loan Agreement provides that if there is an event of default due to the Company’s insolvency or if the Company fails to perform in any material respect the servicing requirements for fuel cell systems under certain customer agreements, which failure would entitle the customer to terminate such customer agreement, replace the Company or withhold the payment of any material amount to the Company under such customer agreement, then the Lender has the right to cause Proton Services Inc., a wholly owned subsidiary of the Company, to replace the Company in performing the maintenance services under such customer agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosure set forth in Item 1.01, “Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K, which disclosure is incorporated into this Item 2.03 by reference.

Item 7.01.                                        Regulation FD Disclosure

On December 23, 2016, the Company issued a press release announcing its entry into the Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the U.S. Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1

Loan and Security Agreement dated as of December 23, 2016 by and among Plug Power Inc., Emerging Power Inc., Emergent Power Inc. and NY Green Bank, a Division of the New York State Energy Research & Development Authority

99.1	Press Release of Plug Power Inc. dated December 23, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: December 23, 2016	By:	/s/ Paul Middleton
	Name:	Paul Middleton
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Title

10.1

Loan and Security Agreement dated as of December 23, 2016 by and among Plug Power Inc., Emerging Power Inc., Emergent Power Inc. and NY Green Bank, a Division of the New York State Energy Research & Development Authority

99.1	Press Release of Plug Power Inc. dated December 23, 2016